EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING TO PARTICIPATE IN

INVESTOR CONFERENCES

EL PASO, Texas – May 15, 2012—Western Refining, Inc. (NYSE:WNR) announced today that Company management will participate in the Macquarie Capital (USA) Future of Energy 2012: Global Energy Conference on May 16, 2012, and the Morgan Stanley Refining Corporate Access Day on May 17, 2012. Both events will be held in New York City, New York. The meeting materials will be available beginning May 16, 2012, on the Investor Relations section of Western Refining’s website at www.wnr.com. The presentation will remain available on www.wnr.com in accordance with the Company’s investor presentation archive policy.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Forward Looking Statement

This presentation referenced in this release contains forward-looking statements which are protected as forward-looking statements under the Private Litigation Securities Reform Act of 1995. The forward-looking statements contained herein include statements about future: crude oil slates and capacities at and the complexity of our refineries; access to cost-advantaged crude oil, growth of local shale crude oil production, ability to continue to process Delaware Basin crude, crude oil costs and yield profile and EBITDA uplifts relating thereto; widening WTI Midland / Cushing differential and its benefit to El Paso; refining and pipeline infrastructure in the Southwest; regional dynamics; refining, benchmark, gross and operating margins; advantages of our Wholesale operations over other independent suppliers; ability of our Retail group to continue to sell a majority of our Gallup refinery’s gasoline production, merchandise sales growth and future Retail network growth with minimal capex; ability to achieve debt reduction of $150 to $175 million, or at all; capital expenditure forecast for 2012 including the cost and feasibility of projects; ability to pay dividends on a quarterly basis or at all; ability to construct logistics assets in the Delaware Basin including Bone Springs / Avalon; ability to transport up to 40,000 bpd of crude oil to El Paso successfully in early 2013 or at all and the cost, completion date, or the amount of crude oil gathering rates from such projects; ability to process Bone Spring / Avalon crude at our El Paso refinery; expansion of crude processing, increases in distillate yield and improvements in refinery operations, including reliability of our fluid cat cracker and efficiency of the crude unit heater, in Gallup and costs and timing thereof; gasoline and distillate crack spreads; profitability of crack spread hedging and the gains or losses associated therewith; the ability of our hedged barrels to provide visibility into cash flows on future production; ability to capitalize on Delaware Basin crude / logistics opportunities; future reliability, yield or throughput improvements at our Gallup refinery; ability to recognize strategic alternatives for logistics assets; acquisition of additional refining or other assets; future addition of retail assets; ability to achieve operating expense / SG&A initiatives; future reduction in working capital; ability to maximize liquidity; ability to utilize free cash flow to deliver; ability to achieve a BB credit rating; and continued reliable, safe, optimized and predictable refining operations. These statements are subject to the general risks inherent in our business. Our expectations may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements.